Exhibit 99.30

EXECUTION COPY

May 4, 2004

Foster Wheeler LLC
Perryville Corporate Park
Service Road East 173
Clinton, New Jersey 08809-4000

AMENDMENT NO. 1 TO NO-TRANSFER AGREEMENT

Ladies and Gentlemen:

Reference is made to the No-Transfer Agreement dated April 9, 2004 (the “No-Transfer Agreement”), among Foster Wheeler Ltd., a Bermuda Company, Foster Wheeler LLC, a Delaware limited liability company (collectively, the “Companies,” and each, individually, a “Company”) and the signatories thereto (collectively the “Security Holders,” and each, individually, a “Security Holder”) Terms defined in the No-Transfer Agreement are used herein as defined therein.

The Companies have requested that the Security Holders agree to amend the No-Transfer Agreement and the Security Holders are willing to so agree upon the terms and conditions of this Amendment No. 1 to the No-Transfer Agreement (the “Amendment No. 1”). Accordingly, the parties hereto hereby agree as follows:

Section 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the No-Transfer Agreement shall be amended as follows:

1.01. Termination of Agreement. Section 6(a)(i) of the No-Transfer Agreement is hereby amended to read in its entirety as follows:

“(i)          May 7, 2004, if the Form S-4 has not been declared effective by such date;”

Section 2. Conditions. The amendments set forth in Section 1 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a) Execution of this Amendment No. 1. The execution and delivery of counterparts of this Amendment No. 1 by each of the Companies and each of the Security Holders not later than May 4, 2004; and

(b) Payment of Fees. The payment of any outstanding invoices for fees and expenses incurred by Saybrook Restructuring Advisors, LLC and Milbank, Tweed, Hadley & McCloy LLP, with respect to which invoices have been delivered to either of the Companies on or before May 4, 2004.

Section 3. Miscellaneous. Except as herein provided, the terms and conditions set forth in the No-Transfer Agreement shall continue unchanged and in full force and effect. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, each of the parties has caused this Amendment No. 1 to be executed and delivered by its duly authorized officers as of the date first written above.

Very truly yours,

FOSTER WHEELER Ltd.

By:	/s/ Thierry Desmaris
Name: Thierry Desmaris
Title: Vice President and Treasurer

FOSTER WHEELER LLC

By:	/s/ Thierry Desmaris
Name: Thierry Desmaris
Title: Vice President and Treasurer

Security Holder:

Wells Fargo Bank, N.A.

By:	/s/ Peta Swidler
Name:	PETA SWIDLER
Title:	SVP

Security Holder:

Sutter Advisors, LLC

By:	/s/ Peta Swidler
Name:	PETA SWIDLER
Title:	SVP

Security Holder:

Merrill Lynch Global Allocation Fund, Inc.

By:	/s/ Dan CV Chamby
Name:	DAN C.V. CHAMBY
Title:	Associate Portfolio Manager

Security Holder:

Merrill Lynch International Investment Fund - MLIIF Global Allocation Fund

By:	/s/ Dan CV Chamby
Name:	DAN C.V. CHAMBY
Title:	Associate Portfolio Manager

Security Holder:

Merrill Lynch Variable Series Fund, Inc. - Merrill Lynch Global Allocation V.I. Fund

By:	/s/ Dan CV Chamby
Name:	DAN C.V. CHAMBY
Title:	Associate Portfolio Manager

Security Holder:

Merrill Lynch Series Funds, Inc. - Global Allocation Strategy Portfolio

By:	/s/ Dan CV Chamby
Name:	DAN C.V. CHAMBY
Title:	Associate Portfolio Manager

Security Holder:

Tribeca Investments Ltd.

By:	/s/ Craig Jarvis
Name:	CRAIG JARVIS
Title:	Chief Financial Officer Tribeca Investments Ltd.

Security Holder:

Highbridge Capital Corporation

By: Highbridge Capital Management, LLC

By:	/s/ Andrew Martin
Name:	Andrew Martin
Title:	Portfolio Manager

Address:

9 West 57th Street 27th Floor New York, New York 10019

Tel: (212) 287-4735
Fax: (212) 755-4250

Security Holder:

SPECIAL VALUE ABSOLUTE RETURN FUND, LLC

By:	SVAR/MM, LLC
Its:	Managing Member
By:	Tennenbaum Capital Partners, LLC
Its:	Managing Member
By:	Tennenbaum & Co., LLC
Its:	Managing Member

By:	/s/ Mark K. Holdsworth
Name:	Mark K. Holdsworth
Title:

Security Holder:

SPECIAL VALUE BOND FUND II, LLC
By: SVIM/MSM II, LLC
Its: Managing Member
By: Tennenbaum & Co., LLC
Its: Managing Member

By:	/s/ Mark K. Holdsworth
Name:	Mark K. Holdsworth
Title: